DOLLAR GENERAL SETS SPECIAL MEETING DATE FOR APPROVAL OF
MERGER AGREEMENT WITH KKR

GOODLETTSVILLE, Tenn., May 16, 2007 – Dollar General Corporation (NYSE: DG) today announced that it will hold a special meeting of shareholders on June 21, 2007, at the Goodlettsville City Hall Auditorium, 105 South Main Street, Goodlettsville, Tennessee, 37072 at 10:00 a.m., for the purpose of voting on a proposal to approve the merger agreement with affiliates of investment funds affiliated with Kohlberg Kravis Roberts & Co. L.P. Shareholders of record as of the close of business on May 18, 2007, will be entitled to vote at the special meeting of shareholders.

About Dollar General

Dollar General is a Fortune 500® discount retailer with 8,182 neighborhood stores as of May 4, 2007. Dollar General stores offer convenience and value to customers by offering consumable basic items that are frequently used and replenished, such as food, snacks, health and beauty aids and cleaning supplies, as well as a selection of basic apparel, housewares and seasonal items at everyday low prices. The Company store support center is located in Goodlettsville, Tennessee. Dollar General's Web site can be reached at www.dollargeneral.com.

About KKR

Kohlberg Kravis Roberts & Co. (KKR) is one of the world's oldest and most experienced private equity firms specializing in management buyouts. Founded in 1976, it has offices in New York, Menlo Park, London, Paris, Hong Kong and Tokyo. Throughout its history, KKR has brought a long-term investment approach to its portfolio companies, focusing on working in partnership with management teams and investing for future competitiveness and growth. Over the past 30 years, KKR has invested in 14 transactions in the retail sector in North America and Europe, representing $25.5 billion of aggregate value and covering a broad range of channels including supermarkets, consumer drugstores, and specialty retail. In total, since its founding, KKR has completed more than 150 transactions with an aggregate value of over US$ 279 billion. (www.kkr.com).

Cautionary Statement Regarding Forward-Looking Statements

Certain information provided herein may include “forward-looking statements.” You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “should,” “would”, “estimate,” “continue,” “contemplate” or “pursue,” or the negative or other variations thereof or comparable terminology. These forward-looking statements are based on current expectations and projections about future events and actual events could differ materially from those projected. You are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified. These risks, assumptions, and uncertainties include, but are not limited to the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that have been or may be instituted against Dollar General and others following announcement of the proposal or the merger agreement; the inability to complete the merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to the completion of the merger, including the failure to obtain the necessary debt financing arrangements set forth in commitment letters received in connection with the merger agreement; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the planned merger; the ability to recognize the benefits of the merger; the amount of the costs, fees, expenses and charges related to the merger and the actual terms of certain financings that will be obtained for the merger; the impact of the substantial indebtedness incurred to finance the consummation of the merger; and other risks, assumptions and uncertainties detailed from time to time in Dollar General’s SEC reports, including Dollar General’s most recent Annual Report on Form 10-K. There can be no assurance that the transaction described above will be consummated. Forward-looking statements speak only as of the date hereof, and Dollar General assumes no obligation to update such statements.

Important Additional Information and Where to Find It

In connection with the proposed merger, Dollar General will file a definitive proxy statement with the Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Dollar General at the SEC Web site at www.sec.gov. The proxy statement and other documents also may be obtained for free from Dollar General by directing such request to Dollar General Corporation, Investor Relations, 100 Mission Ridge, Goodlettsville, Tennessee, 37072, telephone (615) 855-5528, or by submitting a request on the Company’s Web site at www.dollargeneral.com, under “Investing-Information Requests.”

Participants in the Solicitation

Dollar General and its directors, executive officers and other members of its management and employees may be deemed participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information concerning the interests of Dollar General’s participants in the solicitation, which may be different than those of Dollar General shareholders generally, is set forth in Dollar General’s proxy statements and Annual Reports on Form 10-K, previously filed with the SEC, and will be set forth in the definitive proxy statement relating to the merger when it becomes available.

CONTACTS:

Investor Contact: Emma Jo Kauffman, 615-855-5525

Media Contacts: Tawn Earnest, 615-855-5209